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                                                                    EXHIBIT 99.1


      California Beach Restaurants announces Filing of Form 15 with the SEC
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     PACIFIC PALISADES, Calif., May 7, 2003 /PRNewswire/ -- California Beach
Restaurants, Inc. (BB: CBHR) announced announced today that the Company has received a sufficient number of valid tenders from shareholders of record of the Company pursuant to the Company's odd-lot tender offer announced on April 9, 2003, to reduce the number of shareholders of record of the Company to less than
500. The Company has filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the Company's Common Stock and to suspend the Company's obligation to file periodic reports under the Securities and Exchange Act of 1934, pending the declaration of effectiveness within 90 days of the date of filing. The Company anticipates the realization of substantial cost savings upon the termination of its duty to file periodic reports, including a reduction in accounting expenses and, potentially, a reduction in the cost of director and officer insurance.

The terms of the odd-lot tender offer provide that the offer will terminate on the earlier of May 9, 2003 or the date when 100 qualifying shareholders of record have validly tendered all of their shares for repurchase by the Company.

The Company owns and operates Gladstone's 4 Fish in Pacific Palisades, California and has Licensed the Gladstone's name to MCA Development for a restaurant owned by MCA at its CityWalk project in Universal City, California.


SOURCE  California Beach Restaurants, Inc.
    /CONTACT:  Dick Powell, President for California Beach
               Restaurants, Inc., 310-459-9676/


 Companies or Securities discussed in this article:
   Symbol                  Name
   ------                  ----
  BB:CBHR      California Beach Restaurants